Exhibit 10.1

EXECUTION VERSION

STOCKHOLDER’S AGREEMENT

by and between

DEUTSCHE TELEKOM AG

and

AT&T INC.

DATED AS OF MARCH 20, 2011

STOCKHOLDER’S AGREEMENT, dated as of March 20, 2011 (this “Agreement”), by and between AT&T Inc., a Delaware corporation (the “Company”), and Deutsche Telekom AG, an Aktiengesellschaft organized and existing under the laws of the Federal Republic of Germany (the “Stockholder”).

W I T N E S S E T H:

WHEREAS, concurrently with the execution of this Agreement, and as a condition and inducement to the Company’s willingness to enter into this Agreement, the Company and the Stockholder are entering into a Stock Purchase Agreement, dated as of the date hereof (the “Acquisition Agreement”), pursuant to which, among other things, the Company will purchase all of the outstanding shares of capital stock of T-Mobile USA, Inc., a Delaware corporation (“T-Mobile”), from an indirect wholly-owned subsidiary of the Stockholder upon the terms and conditions set forth in the Acquisition Agreement (the “Acquisition”);

WHEREAS, the Company and the Stockholder desire to establish in this Agreement certain terms and conditions concerning the shares of common stock, par value $1.00 per share (the “Common Stock”), of the Company delivered to the Stockholder pursuant to the Acquisition Agreement and related provisions concerning the Stockholder’s relationship with and investment in the Company following the Closing; and

WHEREAS, this Agreement shall take effect as of the Closing.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Definitions. As used in this Agreement, the following terms shall have the meanings indicated below:

“Acquisition” shall have the meaning set forth in the Recitals.

“Acquisition Agreement” shall have the meaning set forth in the Recitals.

“Affiliate” shall mean, with respect to any Person, any other Person that directly, or indirectly through one or more intermediaries, Controls, is Controlled by or is under Common Control with that Person; provided that the Stockholder shall not be deemed to be an Affiliate of the Company and vice versa.

“Agreement” shall have the meaning set forth in the Preamble.

“Ancillary Agreements” shall have the meaning set forth in the Acquisition Agreement.

“Beneficially Own” shall mean, with respect to any securities, (i) having “beneficial ownership” of such securities for purposes of Rule 13d-3 or 13d-5 under the Exchange Act (or any successor statute or regulation), (ii) having the right to become the Beneficial Owner of such securities (whether such right is exercisable immediately or only after the passage of time or the occurrence of conditions) pursuant to any agreement, arrangement or understanding, or upon the exercise of conversion rights, exchange rights, rights, warrants or options, or otherwise, or (iii) having an exercise or conversion privilege or a settlement payment or mechanism with respect to any option, warrant, convertible security, stock appreciation, swap agreement or other security, contract right or derivative position, whether or not currently exercisable, at a price related to the value of the securities for which Beneficial Ownership is being determined or a value determined in whole or part with reference to, or derived in whole or in part from, the value of the securities for which Beneficial Ownership is being determined that increases in value as the value of the securities for which Beneficial Ownership is being determined increases or that provides to the holder an opportunity, directly or indirectly, to profit or share in any profit derived from any increase in the value of the securities for which Beneficial Ownership is being determined (excluding any interests, rights, options or other securities set forth in Rule 16a-1(c)(1)-(5) or (7) promulgated pursuant to the Exchange Act). The terms “Beneficial Owner” and “Beneficial Ownership” shall have a correlative meaning.

“Blackout Period” shall have the meaning set forth in Section 6.1(d).

“Board” shall mean, as of any date, the Board of Directors of the Company in office on that date.

“Business” shall mean the business of marketing, selling and providing wireless telecommunication services (including voice and data services) as a network operator in the United States, but excluding (A) the provision over the internet of value added services, internet services, “over the top” services (including the provision of VoIP services and apps), provided that such services are immaterial as compared to the revenues of T-Mobile in the United States as of the date of this Agreement, (B) the provision of wireless telecommunication services as a part of, in connection with or ancillary to an offering of telecommunication solutions for enterprises or government where such services represent less than 30% by revenue of the total services provided to such enterprise or government, (C) the offering of internet content or acting as an internet provider, and (D) venture capital or minority investments that do not individually exceed $100 million capital invested by Stockholder.

“Business Day” shall mean any day other than a Saturday, Sunday, federal holiday or a day on which banks in the City of New York are authorized or obligated by law to close.

“Business Marks” means the Trademarks owned by, or exclusively licensed to, the Stockholder or its Subsidiaries (other than T-Mobile and its Subsidiaries) that are used by T-Mobile or any of its Subsidiaries in connection with the Business, including the “Business Marks” as such term is defined in the Acquisition Agreement.

“Chosen Courts” shall have the meaning set forth in Section 8.6.

“Claim Notice” shall have the meaning set forth in Section 6.7(a)

“Claims” shall have the meaning set forth in Section 6.6(a).

“Closing” shall have the meaning set forth in the Recitals.

“Common Stock” shall have the meaning set forth in the Recitals.

“Company” shall have the meaning set forth in the Preamble.

“Competing Business” shall have the meaning set forth in Section 7.1.

“Control” (including, with correlative meanings, “Controlled by” and “under Common Control with”) shall mean the possession, direct or indirect, of the power to direct or cause the direction of management or policies of a Person, whether through ownership of securities, by contract or otherwise.

“Demand Registration Statement” shall have the meaning set forth in Section 6.1(a).

“Demand Request” shall have the meaning set forth in Section 6.1(a).

“Director” shall mean any member of the Board.

“Effective Period” shall have the meaning set forth in Section 6.4(a)(iii).

“Encumbrance” shall mean any lien, pledge, charge, claim, encumbrance, security interest, option, mortgage, easement or other restriction or third-party right of any kind, including any right of first refusal or restriction on voting, in each case other than pursuant to the this Agreement.

“Exchange Act” shall mean the United States Securities Exchange Act of 1934, as amended.

“Indemnifying Party” shall have the meaning set forth in Section 6.7(a).

“Lock-Up Period” shall have the meaning set forth in Section 5.1(b).

“Market Value” shall mean, as of any date, the average of the daily closing prices per share of Common Stock during the regular trading sessions on the NYSE (or on the principal securities exchange or interdealer quotation system on which Common Stock is then listed or quoted) for each of the 30 full trading days immediately preceding (but not including) such date.

“Maximum Number” shall have the meaning set forth in Section 6.2(b).

“Nominating Committee” shall have the meaning set forth in Section 3.1(a).

“NYSE” shall mean the New York Stock Exchange, Inc.

“Organizational Documents” shall mean, with respect to any Person, such Person’s articles or certificate of association, incorporation, formation or organization, by-laws, limited liability company agreement, partnership agreement or other constituent document or documents, each in its currently effective form as amended from time to time.

“Other Capital Stock” shall mean shares of any class of capital stock of the Company other than the Common Stock that are entitled to vote generally in the election of Directors.

“Other Holder” shall have the meaning set forth in Section 6.2(b).

“Ownership Threshold” shall mean 5% or more of the Voting Power; provided that if the action that causes the Stockholder to cease to Beneficially Own 5% or more of the Voting Power is taken by the Company, then the Ownership Threshold shall be 2.5% or more of the Voting Power; provided, further, that if, after ceasing to Beneficially Own 5% or more of the Voting Power, the Stockholder Transfers Beneficial Ownership of any Voting Securities to a third party, then the Ownership Threshold shall revert to 5% or more of the Voting Power.

“Person” shall mean any individual, corporation (including not-for-profit), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, Governmental Entity or other entity of any kind or nature.

“Piggy-Back Registration” shall have the meaning set forth in Section 6.2(a).

“Piggy-Back Request” shall have the meaning set forth in Section 6.2(a).

“Piggy-Back Shares” shall have the meaning set forth in Section 6.2(a).

“Purchaser Shares” shall mean the shares of Common Stock issued to the Stockholder at the Closing pursuant to the Acquisition Agreement and any shares of Common Stock or other securities issued in respect thereof or into which such shares of Common Stock shall be converted in connection with stock splits, reverse stock splits, stock dividends or distributions, combinations or any similar recapitalizations on or after the date hereof.

“Registrable Shares” shall mean, at any time, the Purchaser Shares that are Beneficially Owned by the Stockholder.

“S-3 Eligible” shall have the meaning set forth in Section 6.1(a).

“SEC” shall mean the United States Securities and Exchange Commission.

“Securities Act” shall mean the United States Securities Act of 1933, as amended, and the rules and regulations promulgated by the SEC from time to time thereunder.

“Significant Event” means (i) the public announcement by the Company or any of its Affiliates of the entry by it into a definitive agreement with a Person or group (as contemplated by Exchange Act Rule 13d-5(b)) providing for a business combination, merger, tender offer, consolidation, share exchange, sale of assets, liquidation, restructuring, recapitalization or other similar transaction involving the Company or any of its Voting Securities pursuant to which (A) (x) at least a majority of the outstanding shares of Common Stock would be converted into cash or securities of another Person (other than a wholly-owned Subsidiary of the Company), (y) at least a majority of the then outstanding shares of Common Stock would be owned by Persons other than by virtue of such Persons’ ownership of shares of Common Stock immediately prior to such transaction, or (z) any Person or group (as contemplated by Exchange Act Rule 13d-5(b) (other than a wholly-owned Subsidiary of the Company) would, after such transaction, own at least a majority of the outstanding shares of Common Stock, or (B) which would result in at least a majority of the assets of the Company and its Affiliates taken as a whole being sold to any Person or group (as contemplated by Exchange Act Rule 13d-5(b)) or (ii) the commencement by a third party of a tender or exchange offer to acquire Beneficial Ownership of at least a majority of the outstanding shares of Common Stock, which tender or exchange offer has been recommended by the Board.

“Stockholder” shall have the meaning set forth in the Preamble.

“Stockholder Designee” shall have the meaning set forth in Section 3.1(a).

“Subsidiary” shall mean, with respect to any Person, any other entity (i) whose securities or other ownership interests, having by their terms the power to elect a majority of the board of directors or other Persons performing similar functions, are owned or controlled, directly or indirectly, by such Person, (ii) whose business and policies such Person has the power, directly or indirectly, to direct, or (iii) of which 50% or more of the securities, partnership or other ownership interests are owned, directly or indirectly, by such Person.

“T-Mobile” shall have the meaning set forth in the Preamble.

“Trademarks” shall mean all trademarks, service marks, brand names, product names and slogans, certification marks, collective marks, d/b/a’s, assumed names, Internet domain names, logos, symbols, trade dress, trade names and any and every other form of trade identity and other indicia of origin, all applications and registrations therefor and renewals thereof and all goodwill associated therewith and symbolized thereby.

“Transfer” shall mean any direct or indirect sale, transfer, assignment, pledge, hypothecation, mortgage, license, gift, creation of a security interest in or lien on, placement in trust (voting or otherwise), encumbrance or other disposition to any Person, including those by way of spin-off, hedging or derivative transactions or otherwise; provided, however, that any tender or exchange offer, merger (other than a merger by the Stockholder to effect a reorganization or recapitalization), amalgamation, plan of arrangement or consolidation or any similar transaction in which each holder of capital stock of the Stockholder (other than, if applicable, the Person proposing such transaction) disposes or is offered the opportunity to dispose of some or all capital stock of the Stockholder Beneficially Owned by each such holder or which otherwise results in the acquisition of some or all capital stock of the Stockholder Beneficially Owned by each such holder shall not be deemed to be the Transfer of any Purchaser Shares Beneficially Owned by the Stockholder.

“Votes” shall mean votes entitled to be cast generally in the election of Directors.

“Voting Power” shall mean, as of any time, the ratio, expressed as a percentage, of (i) the Votes represented by the Voting Securities with respect to which the Voting Power is being determined to (ii) the aggregate Votes represented by all then outstanding Voting Securities.

“Voting Securities” shall mean, together, (i) the Common Stock and (ii) any Other Capital Stock.

Section 1.2 Other Definitional Provisions. Unless the express context otherwise requires:

(a) the words “hereof”, “herein”, and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement;

(b) the terms defined in the singular have a comparable meaning when used in the plural, and vice versa;

(c) any reference herein to “Dollars” and “$” are to United States Dollars;

(d) any references herein to a specific Section, Schedule, Annex or Exhibit shall refer, respectively, to Sections, Schedules, Annexes or Exhibits of this Agreement;

(e) wherever the word “include”, “includes” or “including” is used in this Agreement, it shall be deemed to be followed by the words “without limitation”; and

(f) references herein to any gender includes the other gender.

ARTICLE II

REPRESENTATIONS AND WARRANTIES

Section 2.1 Representations and Warranties of the Company. The Company represents and warrants to the Stockholder as of the date hereof that:

(a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

(b) The Company has all requisite power and authority and has taken all action necessary in order to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery by the Company of this Agreement and the performance of its obligations hereunder have been duly authorized by all necessary action of the Company. This Agreement has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery of this Agreement by the Stockholder, constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as limited by applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws affecting the enforcement of creditors’ rights generally or, as to enforceability, by general equitable principles.

(c) The execution and delivery of this Agreement by the Company and the performance of its obligations hereunder will not constitute or result in (i) a breach or violation of, or a default under, the Organizational Documents of the Company, (ii) a breach or violation of, a termination (or right of termination) or default under, the creation or acceleration of any obligations under, or the creation of an Encumbrance on any of the assets of the Company (with or without notice, lapse of time or both) pursuant to, any agreement, lease, license, contract, note, mortgage, indenture, arrangement or other obligation binding upon the Company, or (iii) conflict with, breach or violate any law applicable to the Company or by which its properties are bound or affected, except, in the case of clause (ii) or (iii) above, for any breach, violation, termination, default, creation or acceleration that would not, individually or in the aggregate, reasonably be likely to impair the ability of the Company to perform its obligations under this Agreement.

(d) The Company is a “well-known seasoned issuer” (as defined in Rule 405 promulgated under the Securities Act) eligible to register the Registrable Shares for resale by the Stockholder on a registration statement on Form S-3 under the Securities Act. The Company is subject to the reporting requirements of the Exchange Act.

Section 2.2 Representations and Warranties of the Stockholder. The Stockholder represents and warrants to the Company as of the date hereof that:

(a) The Stockholder is an Aktiengesellschaft organized and existing under the laws of the Federal Republic of Germany.

(b) The Stockholder has all requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery by the Stockholder of this Agreement and the performance of its obligations hereunder have been duly authorized by all necessary action of the Stockholder. This Agreement has been duly executed and delivered by the Stockholder and, assuming the due authorization, execution and delivery of this Agreement by the Company, constitutes the legal, valid and binding obligation of the Stockholder, enforceable against the Stockholder in accordance with its terms, except as limited by applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws affecting the enforcement of creditors’ rights generally or, as to enforceability, by general equitable principles.

(c) The execution and delivery of this Agreement by the Stockholder and the performance of its obligations hereunder will not constitute or result in (i) a breach or violation of, or a default under, the Organizational Documents of the Stockholder, (ii) a breach or violation of, a termination (or right of termination) or default under, the creation or acceleration of any obligations under, or the creation of an Encumbrance on any of the assets of the Stockholder (with or without notice, lapse of time or both) pursuant to, any agreement, lease, license, contract, note, mortgage, indenture, arrangement or other obligation binding upon the Stockholder, or (iii) conflict with, breach or violate any law applicable to the Stockholder or by which its properties are bound or affected, except, in the case of clause (ii) or (iii) above, for any breach, violation, termination, default, creation or acceleration that would not, individually or in the aggregate, reasonably be likely to impair the ability of the Stockholder to perform its obligations under this Agreement.

(d) Immediately prior to the execution hereof, the Stockholder and its Subsidiaries do not Beneficially Own any shares of Common Stock.

ARTICLE III

CORPORATE GOVERNANCE

Section 3.1 Board Representation. (a) Pursuant to the Acquisition Agreement and in accordance with the terms thereof, the Stockholder has designated one Director (the “Stockholder Designee”) to serve on the Board until the next meeting of stockholders of the Company at which directors are elected. Thereafter, the Stockholder shall have the right to designate the Stockholder Designee or a successor thereto and, as long as such Stockholder Designee satisfies the requirements of Section 3.1(b), the governance guidelines of the Company, as in effect from time to time and is otherwise reasonably acceptable to the Board and the Corporate Governance and Nominating Committee of the Board (including any successor committee, the “Nominating Committee”), the Company shall use its reasonable best efforts to cause the Stockholder Designee to be included in the slate of Directors approved by the Board for election at each meeting of stockholders of the Company at which directors are elected; provided, however, that if for any period greater than 30 consecutive days the Stockholder shall Beneficially Own Voting Securities representing less than the applicable Ownership Threshold, the Stockholder shall promptly cause the Stockholder Designee to resign and the contractual right of the Stockholder to designate a Director pursuant to this Section 3.1(a) or otherwise shall terminate.

(b) The Stockholder Designee shall, in the reasonable judgment of the Nominating Committee and the Board, (i) have the requisite skill and experience to serve as a director of a publicly traded company, (ii) not be prohibited or disqualified from serving as a director of the Board pursuant to any rule or regulation of the SEC or NYSE or by applicable law, and (iii) satisfy the governance guidelines of the Company, as in effect from time to time, and the Organizational Documents of the Company and otherwise satisfy the qualification standards to serve as a Director set forth in the Company’s Corporate Governance Guidelines, as they may be amended from time to time. The Stockholder shall, and shall cause the Stockholder Designee to, timely provide the Company with accurate and complete information relating to the Stockholder and the Stockholder Designee that may be required to be disclosed by the Company under the Securities Act or the Exchange Act, including such information required to be furnished by the Company with respect to the Stockholder Designee in a proxy statement pursuant to Rule 14a-101 promulgated under the Exchange Act. In addition, at the Company’s request, the Stockholder shall cause the Stockholder Designee to complete and execute the Company’s director and officer questionnaire prior to being admitted to the Board or standing for reelection at an annual meeting of stockholders or at such other time as may be reasonably requested by the Company.

(c) Not less than 120 days prior to each meeting of stockholders of the Company at which directors are to be elected (assuming for these purposes that each annual meeting shall be held on the anniversary of the prior year’s annual meeting), the Stockholder shall provide the Company with written notice of the name of the Stockholder Designee to be nominated for election at such meeting. If it is determined that a Stockholder Designee does not satisfy the requirements of Section 3.1(a) and 3.1(b), or if such Stockholder Designee is not available or eligible to stand for election, then the Stockholder may attempt to name an acceptable and available replacement designee and any such designee satisfying the requirements set forth herein will be included as a nominee for election at such meeting if written notice of the name of such Stockholder Designee is provided to the Company within a reasonable period of time prior to the mailing of the proxy statement for such meeting.

(d) Following the Closing, upon the resignation, retirement or other removal from office of the Stockholder Designee, (i) the Stockholder shall be entitled promptly to designate a replacement Stockholder Designee who satisfies the requirements of Section 3.1(a) and Section 3.1(b) and (ii) the Company shall use its reasonable best efforts to cause the appointment or election of such replacement designee as a Director; provided that this Section 3.1(d) shall not require the Company to cause the appointment to the Board of a Stockholder Designee to replace a Stockholder Designee who has resigned from the Board following the failure of such Stockholder Designee to be elected to the Board by the requisite vote of the stockholders of the Company. If such Stockholder Designee is not appointed, at the request of the Stockholder, the Company will discuss with the Stockholder the appointment of an alternative Stockholder Designee.

Section 3.2 Use of Information.

(a) Subject to the requirements of applicable law, regulations and rules (including the regulations and rules of any applicable stock exchange), the Stockholder shall, and shall cause its officers, directors, employees, accountants, counsel and consultants (“Representatives”) and the Stockholder Designee to, keep confidential, all information and documents of the Company and its Affiliates obtained by the Stockholder Designee in such Stockholder Designee’s capacity as a Director unless such information (i) is or becomes publicly available other than as a result of a breach of this Section 3.2 by the Stockholder, including by way of actions taken by its Representatives or the Stockholder Designee; (ii) was within the possession of the Stockholder or the Stockholder Designee prior to being furnished such information by or on behalf of the Company on a non-confidential basis; provided that the source of such information was not known by the Stockholder, its Representatives or the Stockholder Designee to be bound by a confidentiality agreement with, or other contractual or legal obligation of confidentiality to, the Company with respect to such information; (iii) is or becomes available to the Stockholder or the Stockholder Designee on a non-confidential basis from a source other than the Company or any of its Representatives; provided that such source was not known to the Stockholder or the Stockholder Designee to be bound by a confidentiality agreement with, or other contractual or legal obligation of confidentiality to, the Company with respect to such information; or (iv) is independently developed by or on behalf of the Stockholder or the Stockholder Designee without violating any of the obligations under this Section 3.2.

(b) The Stockholder shall not, and shall cause its Affiliates, Representatives and the Stockholder Designee not to, use any non-public information obtained by the

Stockholder Designee in such Stockholder Designee’s capacity as a Director in any manner adverse to the Company or in violation of duties under law. The Stockholder shall cause the Stockholder Designee to resign at any time the presence of such individual as the Stockholder Designee on the Board shall, in the reasonable judgment of the Board, reasonably be likely to violate applicable law.

ARTICLE IV

STANDSTILL; VOTING

Section 4.1 Standstill Restrictions. Except as expressly provided for in this Agreement, until the earlier of (X) the date of a Significant Event and (Y) the later of (a) the second anniversary of the Closing and (b) the date that is one year after the first date on which the Stockholder Beneficially Owns Voting Securities representing less than the applicable Ownership Threshold or ceases to have a right to designate a Stockholder Designee or successor on the Board (including because the Stockholder has unilaterally irrevocably relinquished its right to appoint such designee), without the prior consent of the Company, the Stockholder shall not, and shall cause each of its Affiliates not to, directly or indirectly, alone or in concert with any other Person:

(i) acquire, offer to acquire or agree to acquire Beneficial Ownership of more than 10.1% of the Voting Power;

(ii) acquire, offer to acquire or agree to acquire any business or material assets of the Company or any of its Subsidiaries;

(iii) initiate or propose any offer by any third party to acquire Beneficial Ownership of Voting Securities, other than a Transfer of Purchaser Shares permitted in accordance with Article V or any merger, tender offer, business combination, restructuring, recapitalization or other extraordinary transaction involving, or any change of control of, the Company or any of its Subsidiaries;

(iv) act publicly to seek to affect, influence or control the Board or the management of the Company or the business, operations, affairs, policies or strategy, including budget and business plan, of the Company, including seeking the election, appointment or removal of any Directors (other than the Stockholder Designee) or a change in the composition or size of the Board;

(v) make or cause to be made any press release or similar public announcement or communication relating to the way it intends to, or does, vote its Voting Securities at any stockholder meeting or in connection with any action by written consent at or in which Voting Securities are entitled to vote;

(vi) deposit any Voting Securities into a voting trust or subject any Voting Securities to any proxy, arrangement or agreement with respect to the voting of such securities or other agreement having a similar effect (other than the granting of a proxy in connection with the Stockholder’s obligations pursuant to Section 4.2);

(vii) initiate, propose or in any way participate in any stockholder proposal or make, or in any way participate in, directly or indirectly, any “solicitation” of “proxies” to vote, or seek to influence any Person with respect to the voting of, any Voting Securities, or become a “participant” in a “solicitation” (as such terms are defined in Regulation 14A under the Exchange Act) with respect to Voting Securities;

(viii) initiate or propose a call for any special meeting of the Company’s stockholders;

(ix) form, join or in any way participate in a group (as contemplated by Exchange Act Rule 13d-5(b) or any successor statute or regulation) with respect to any Voting Securities;

(x) propose, or agree to, or enter into, any discussions, negotiations or arrangements with, or provide any confidential information of the Company or any of its Subsidiaries to, any third party with respect to any of the foregoing;

(xi) make any statement or disclosure inconsistent with the foregoing;

(xii) assist, advise or encourage any Person with respect to, or seek to do, any of the foregoing; or

(xiii) propose or seek an amendment or waiver of any of the provisions of this Section 4.1.

Section 4.2 Attendance at Meetings. The Stockholder shall be present in person or represented by proxy at all meetings of stockholders of the Company so that all Voting Securities then owned by the Stockholder shall be counted for the purpose of determining the presence of a quorum at such meetings.

ARTICLE V

TRANSFER RESTRICTIONS

Section 5.1 Transfer Restrictions. (a) The right of the Stockholder and its Affiliates to Transfer any Purchaser Shares is subject to the restrictions set forth in this Article V, and no Transfer of Purchaser Shares by the Stockholder or any of its Affiliates may be effected except in compliance with this Article V. Any attempted Transfer in violation of this Agreement shall be of no effect and null and void, regardless of whether the purported transferee has any actual or constructive knowledge of the Transfer restrictions set forth in this Agreement, and shall not be recorded on the stock transfer books of the Company.

(b) The Stockholder shall not Transfer any Purchaser Shares during the 12-month period commencing at the Closing (the “Lock-Up Period”) without the prior written consent of the Company, other than:

(i) Transfers pursuant to any business combination, tender or exchange offer to acquire Common Stock or other extraordinary transaction that the Board has recommended; and

(ii) a Transfer by the Stockholder of all, and no less than all, of the Purchaser Shares to any direct or indirect wholly-owned Subsidiary of the Stockholder; provided that prior to any such Transfer such Subsidiary agrees in writing to acquire and hold such transferred Purchaser Shares subject to all of the provisions of this Agreement as if such Subsidiary were the original Stockholder and the Stockholder provides an unconditional guarantee of all of such Subsidiary’s obligations under this Agreement; provided, further, that, in the event of any such Transfer, the Transferring Stockholder shall remain bound by all of its obligations then applicable under this Agreement.

(c) Following the Lock-Up Period, the Stockholder may Transfer Purchaser Shares only:

(i) in accordance with Section 5.1(b) above;

(ii) in a registered offering pursuant to the procedures described in Article VI; or

(iii) in sales, in each calendar year, in an aggregate amount together with other Purchaser Shares not in excess of 3% of the Voting Securities of the Company issued and outstanding at such time (excluding, for the avoidance of doubt, all other sales of Voting Securities by the Stockholder and its Affiliates in such calendar year pursuant to Section 5.1(c)(i) and (ii)), made (A) in open market sales pursuant, if applicable, to Rule 144 under the Securities Act or (B) in one or more privately negotiated sales exempt from the registration requirements of the Securities Act; provided that in no event shall the Stockholder Transfer any Purchaser Shares pursuant to this clause (B) to any Person that, after such Transfer, would, to the knowledge of the Stockholder after due inquiry, Beneficially Own Voting Securities representing more than 5% of the Voting Power. For the avoidance of doubt, this clause (iii) shall not limit in any manner sales of the Purchaser Shares in a registered offering pursuant to the procedures described in Article VI or any Transfers of the type described in Section 5.1(b).

Section 5.2 Legends on Purchaser Shares; Securities Act Compliance. (a) Each share certificate representing Purchaser Shares shall bear the following legends (and a comparable notation or other arrangement will be made with respect to any uncertificated Purchaser Shares):

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. SUCH SHARES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS THE ISSUER RECEIVES AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO IT STATING THAT

SUCH SALE OR TRANSFER IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SAID ACT.”

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE PROVISIONS OF A STOCKHOLDER’S AGREEMENT, DATED AS OF MARCH 20, 2011, TO WHICH THE ISSUER AND CERTAIN OF ITS STOCKHOLDERS ARE PARTY, A COPY OF WHICH MAY BE INSPECTED AT THE PRINCIPAL OFFICE OF THE ISSUER OR OBTAINED FROM THE ISSUER WITHOUT CHARGE.”

(b) The Stockholder agrees that it will, if requested by the Company, deliver at its expense to the Company an opinion of reputable U.S. counsel selected by the Stockholder and reasonably acceptable to the Company, in form and substance reasonably satisfactory to the Company and counsel for the Company, that any Transfer made other than in connection with a registered public offering by the Company does not require registration under the Securities Act.

(c) In connection with any Transfer pursuant to Section 5.1(c), the Company shall remove such portion of the legend described in Section 5.2(a) as is appropriate under the circumstances. At such time as the Stockholder delivers at its expense to the Company an opinion of reputable U.S. counsel selected by the Stockholder and reasonably acceptable to the Company, in form and substance reasonably satisfactory to the Company and counsel for the Company, that all of the Purchaser Shares may be freely sold without registration under the Securities Act, the Company agrees that it will promptly after the later of the delivery of such opinion and the delivery by the Stockholder to the Company or its transfer agent of a certificate (in the case of a transfer, in the proper form for transfer) representing Purchaser Shares issued with the foregoing restrictive legend, deliver or cause to be delivered to the Stockholder a stock certificate representing such Purchaser Shares that is free from the first paragraph of the legend described above (or in the case of uncertificated shares, free of any notation related to such paragraph).

ARTICLE VI

REGISTRATION RIGHTS

Section 6.1 Demand Request. (a) Following the first anniversary of the Closing, the Company shall, as promptly as reasonably practicable following the written request of the Stockholder for registration under the Securities Act of all or part of the Registrable Shares (a “Demand Request”), file a registration statement with the SEC (a “Demand Registration Statement”) with respect to resales of the Registrable Shares pursuant to the Stockholder’s intended method of distribution thereof, and shall, subject to the terms of this Article VI, use its reasonable best efforts to cause such Demand Registration Statement to be declared effective under the Securities Act promptly after the filing thereof; provided that such Demand Registration Statement shall be filed on (i) Form S-3, if the Company is then eligible to file a registration statement on Form S-3 (pursuant to the General Instructions to Form S-3) (“S-3 Eligible”), or (ii) any other appropriate form under the Securities Act for the type of offering contemplated by the Stockholder, if the Company is not then S-3 Eligible; provided, further, that in no event shall the Company be required to file any Demand Registration Statement providing for the offering of the Registrable Shares on a delayed or continuous basis pursuant to Rule 415 promulgated under the Securities Act, but it may elect to do so in its sole discretion. Each Demand Request shall specify the aggregate amount of Registrable Shares to be registered and the intended method or methods of distribution thereof.

(b) Notwithstanding anything to the contrary set forth in Section 6.1(a), the Company shall not be obligated to prepare, file or cause a Demand Registration Statement to become effective:

(i) more than (A) two times in any 12-month period and (B) five times in the aggregate;

(ii) unless the Registrable Shares to be included in such Demand Registration Statement (A) have an aggregate Market Value on the date such request for registration is received by the Company of at least $500 million based on the closing price of the Common Stock on the trading day immediately preceding the day on which the Demand Request is delivered or (B) represent at least 10% of the total Registrable Shares issued at the Closing (as adjusted for any stock splits, reverse stock splits, stock dividends or distributions, combinations or any similar recapitalizations); and

(iii) within 90 days after the effective date of a registration statement filed pursuant to Section 6.1(a) or a registration statement to which the Stockholder was given piggy-back rights pursuant to Section 6.2 (provided that the number of Registrable Shares included in such Piggy-Back Registration was not less than 50% of the number of Registrable Shares requested to be registered by the Stockholder pursuant to the Piggy-Back Request related to such Piggy-Back Registration).

(c) Any Demand Request may be revoked by notice from the Stockholder to the Company prior to the effective date of the corresponding Demand Registration Statement; provided that such revoked Demand Request shall count as one of the five Demand Requests referred to in Section 6.1(a) unless the Company as promptly as reasonably practicable is reimbursed for all out-of-pocket expenses (including fees of outside counsel and accountants and other expenses incurred in connection with such Demand Request) incurred by the Company relating to the registration requested pursuant to such revoked Demand Request. A Demand Request may not be made for a minimum of 60 calendar days after the revocation of an earlier Demand Request.

(d) Notwithstanding anything in this Agreement to the contrary, the Company shall be entitled to postpone and delay, for reasonable periods of time not in excess of 60 days, but in no event more than twice in any 12-month period (a “Blackout Period”), the filing or effectiveness of any registration statement or the offer or sale of any Registrable Shares thereunder if one or more executive officers of the Company shall determine in good faith that any such filing or the offering or sale of any Registrable Shares thereunder would (i) impede, delay or otherwise interfere with any pending or contemplated material acquisition, disposition, corporate reorganization or other similar material transaction involving the Company, (ii) based upon advice from the Company’s investment banker or financial advisor, adversely affect in more than an immaterial respect any pending or contemplated financing, offering or sale of any class of securities by the Company, (iii) require disclosure of material non-public information (other than information relating to an event described in clause (i) or (ii) above) which, if disclosed at such time, would not be in the best interests of the Company and its stockholders, or (iv) have a material adverse effect on the Company; provided, however, that the Company shall give written notice to the Stockholder of its determination to postpone or delay the filing of such Demand Registration Statement or other imposition of a Blackout Period, in which case the Stockholder shall be entitled to cancel its Demand Request relating to such Demand Registration without such Demand Request counting as one of the Demand Requests referred to in Section 6.1(a); provided, further, that in the event that the Company proposes to register Common Stock, whether or not for sale for its own account, during a Blackout Period, the Stockholder shall have the right to exercise its rights under Section 6.2 with respect to such registration, subject to the limitations contained in this Agreement on the exercise of such rights. Upon notice by the Company to the Stockholder of any such determination, the Stockholder shall, except as required by applicable law, including any disclosure obligations under Section 13 of the Exchange Act, keep the fact of any such notice strictly confidential, and during any Blackout Period, promptly halt any offer, sale, trading or transfer by it of any Common Stock for the duration of the Blackout Period set forth in such notice (or until such Blackout Period shall be earlier terminated in writing by the Company) and promptly halt any use, publication, dissemination or distribution of any prospectus or prospectus supplement covering such Registrable Shares for the duration of the Blackout Period set forth in such notice (or until such Blackout Period shall be earlier terminated in writing by the Company) and, if so directed by the Company, shall deliver to the Company any copies then in its possession of any such prospectus or prospectus supplement.

(e) In connection with any offering pursuant to a Demand Registration Statement filed pursuant to Section 6.1(a), the managing underwriter for such offering shall be selected by the Stockholder and reasonably acceptable to the Company; provided that such managing underwriter shall be a nationally recognized investment banking firm.

(f) Nothing in this Article VI shall affect, supersede or otherwise modify any of the restrictions on Transfer set forth in Article V or any other provision of this Agreement.

Section 6.2 Piggy-Back Registration. (a) If, at any time following the first anniversary of the Closing, the Company proposes or is required to register any Common Stock under the Securities Act on its behalf or on behalf of any of its stockholders, on a form and in a manner that would permit registration of the Registrable Shares (other than in connection with dividend reinvestment plans, rights offerings or a registration statement on Form S-4 or S-8 or any similar successor form), the Company shall give the Stockholder prompt written notice of its intent to do so not less than 15 Business Days prior to the contemplated filing date for such registration statement. Upon the written request of the Stockholder (a “Piggy-Back Request”), given within five Business Days following the time that the Stockholder was given any such written notice (which request shall specify the number of Registrable Shares requested to be registered on behalf of the Stockholder) (the “Piggy-Back Shares”), the Company shall include in such registration statement (a “Piggy-Back Registration”), subject to the provisions of this Section 6.2 and, in the case of a registration on behalf of any of the Company’s stockholders, subject to the rights of such stockholders, the number of Registrable Shares set forth in such Piggy-Back Request.

(b) In the event that the Company proposes or is required to register Common Stock in connection with an underwritten offering and a nationally recognized investment banking firm selected by the Company to act as managing underwriter thereof reasonably and in good faith shall have advised the Company, the Stockholder or any other holder of Common Stock intending to offer Common Stock in the offering (each, an “Other Holder”) in writing that, in its opinion acting in good faith, the inclusion in the registration statement of some or all of the Registrable Shares sought to be registered by the Stockholder would adversely affect the price or success of the offering, the Company shall include in such registration statement such number of shares of Common Stock as the Company is advised can be sold in such offering without such an effect (the “Maximum Number”) as follows and in the following order of priority: (i) first, such number of shares of Common Stock as the Company intended to be registered and sold by the Company or, if such registration is on behalf of any Other Holders exercising a contractual right to demand registration pursuant to which such registration statement was filed, such number of shares of Common Stock as such Other Holders intended to be registered and sold, and (ii) second, if and to the extent that the number of shares of Common Stock to be registered under clause (i) is less than the Maximum Number, such number of shares of Common Stock as the Stockholder and any Other Holders or additional Other Holders (if such registration was not initiated by such Other Holders) shall have intended to register which, when added to the number of shares of Common Stock to be registered under clause (i), is less than or equal to the Maximum Number, on a pro rata basis according to the total number of shares of Common Stock Beneficially Owned by each such Person.

Section 6.3 Termination of Registration Obligation. The obligation of the Company to register Registrable Shares pursuant to this Article VI and maintain the effectiveness of any Demand Registration Statement filed pursuant to Section 6.1(a) shall terminate on the later of (a) the fifth anniversary of the Closing and (b) the first date on which the Stockholder Beneficially Owns Purchaser Shares representing less than the applicable Ownership Threshold.

Section 6.4 Registration Procedures. (a) In connection with each registration statement prepared pursuant to this Article VI pursuant to which Registrable Shares will be offered and sold, and in accordance with the intended method or methods of distribution of the Registrable Shares as described in such registration statement, the Company shall:

(i) use its reasonable best efforts to, as promptly as reasonably practicable, prepare and file with the SEC a registration statement on an appropriate registration form of the SEC and cause such registration statement to become effective under the Securities Act promptly after the filing thereof, which registration statement shall comply as to form in all materials respects with the requirements of the applicable form and include all financial statements required by such form to be filed therewith; provided that before filing a registration statement or prospectus or any amendments or supplements thereto, the Company shall furnish to one counsel selected by the Stockholder draft copies of all such documents proposed to be filed at least two Business Days prior to such filing, which documents will be subject to the reasonable review and comment of the

Stockholder and its agents and Representatives and the underwriters, if any, and the Company shall not file any amendment or supplement to a Demand Registration Statement filed pursuant to Section 6.1(a) to which the Stockholder or the underwriters, if any, shall reasonably object;

(ii) use its reasonable best efforts to, as promptly as reasonably practicable, furnish without charge to the Stockholder, and the underwriters, if any, at least one conformed copy of the registration statement and each post-effective amendment or supplement thereto (including all schedules and exhibits but excluding all documents incorporated or deemed incorporated therein by reference, unless requested in writing by the Stockholder or an underwriter, except to the extent such exhibits and schedules are currently available via the SEC’s Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”)) and such number of copies of the registration statement and each amendment or supplement thereto (excluding exhibits and schedules) and the summary, preliminary, final, amended or supplemented prospectuses included in such registration statement as the Stockholder or such underwriter may reasonably request in order to facilitate the public sale or other disposition of the Registrable Shares being sold by the Stockholder (the Company hereby consents to the use in accordance with the U.S. securities laws of such registration statement (or post-effective amendment thereto) and each such prospectus (or preliminary prospectus or supplement thereto) by the Stockholder and the underwriters, if any, in connection with the offering and sale of the Registrable Shares covered by such registration statement or prospectus);

(iii) use its reasonable best efforts to keep such registration statement effective until the date that is 45 days after the date such registration statement is initially declared effective (or such shorter period as shall terminate when all of the securities covered by the registration statement have been disposed or withdrawn, or if such registration statement relates to a firm commitment underwritten offering, such longer period as, in the opinion of counsel for the underwriters for such offering, a prospectus is required under the Securities Act to be delivered in connection with sales of Registrable Shares by an underwriter or dealer, but not in excess of 90 days) (the “Effective Period”), prepare and file with the SEC such amendments, post-effective amendments and supplements to the registration statement and the prospectus as may be necessary to maintain the effectiveness of the registration for the Effective Period) and cause the prospectus (and any amendments or supplements thereto) to be filed with the SEC;

(iv) use its reasonable best efforts to, as promptly as reasonably practicable, register or qualify the Registrable Shares covered by such registration statement under such other securities or “blue sky” laws of such jurisdictions in the United States as are reasonably necessary, keep such registrations or qualifications in effect for so long as the registration statement remains in effect, and do any and all other acts and things which may be reasonably necessary to enable the Stockholder or any underwriter to consummate the disposition of the Registrable Shares in such jurisdictions; provided, however, that in no event shall the Company be required to (A) qualify to do business as a foreign corporation in any jurisdiction where it would not, but for the requirements of this subparagraph (iv), be required to be so qualified, (B) execute or file any general consent to service of process under the laws of any jurisdiction, (C) take any action that would subject it to service of process in suits other than those arising out of the offer and sale of the securities covered by the registration statement, or (D) subject itself to taxation in any jurisdiction where it would not otherwise be obligated to do so, but for this paragraph (iv);

(v) use its reasonable best efforts to, as promptly as reasonably practicable, cause all Registrable Shares covered by such registration statement to be listed (after notice of issuance) on the NYSE or on the principal securities exchange or interdealer quotation system on which the Common Stock is then listed or quoted;

(vi) use its reasonable best efforts to promptly notify the Stockholder and the managing underwriter or underwriters, if any, after becoming aware thereof, (A) when the registration statement or any related prospectus or any amendment or supplement thereto has been filed, and, with respect to the registration statement or any post-effective amendment, when the same has become effective, (B) of any request by the SEC or any U.S. state securities authority for amendments or supplements to the registration statement or the related prospectus or for additional information, (C) of the issuance by the SEC of any stop order suspending the effectiveness of the registration statement or the initiation of any proceedings for that purpose, (D) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Shares for sale in any jurisdiction or the initiation of any proceeding for such purpose, or (E) within the Effective Period of the happening of any event or the existence of any fact which makes any statement in the registration statement or any post-effective amendment thereto, prospectus or any amendment or supplement thereto, or any document incorporated therein by reference untrue in any material respect or which requires the making of any changes in the registration statement or post-effective amendment thereto or any prospectus or amendment or supplement thereto so that they will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

(vii) during the Effective Period, use its reasonable best efforts to obtain, as promptly as practicable, the withdrawal of any order enjoining or suspending the use or effectiveness of the registration statement or any post-effective amendment thereto or the lifting of any suspension of the qualification of any of the Registrable Shares for sale in any jurisdiction at the earliest date reasonably practicable;

(viii) use its reasonable best efforts to deliver promptly to the Stockholder and the managing underwriters, if any, copies of all correspondence between the SEC and the Company, its counsel or auditors and all memoranda relating to discussions with the SEC or its staff with respect to the registration statement (except to the extent such correspondence is currently available via EDGAR) and permit the Stockholder to do such investigation with respect to information contained in or omitted from the registration statement as it deems reasonably necessary for the purpose of conducting customary due diligence with respect to the Company; provided that any such investigation shall not interfere unreasonably with the Company’s business;

(ix) use its reasonable best efforts to, as promptly as reasonably practicable, provide and cause to be maintained a transfer agent and registrar for all Registrable Shares covered by such registration statement not later than the effective date of such registration statement;

(x) use its reasonable best efforts to cooperate with the Stockholder and the managing underwriter or underwriters, if any, to facilitate the timely preparation and delivery of certificates representing the Registrable Shares to be sold under the registration statement in a form eligible for deposit with the Depository Trust Corporation not bearing any restrictive legends (other than as required by the Depository Trust Corporation) and not subject to any stop transfer order with any transfer agent, and cause such Registrable Shares to be issued in such denominations and registered in such names as the managing underwriters, if any, may request in writing or, if not an underwritten offering, in accordance with the instructions of the Stockholder, in each case at least two Business Days prior to any sale of Registrable Shares;

(xi) in the case of a firm commitment underwritten offering, use its reasonable best efforts to, as promptly as reasonably practicable, enter into an underwriting agreement customary in form and substance (taking into account the Company’s prior underwriting agreements) for firm commitment underwritten secondary offerings of the nature contemplated by the applicable registration statement;

(xii) use its reasonable best efforts to, as promptly as reasonably practicable, obtain an opinion from the Company’s counsel and a “cold comfort” letter from the Company’s independent public accountants (and, if necessary, any other independent certified public accountants of any Subsidiary of the Company or of any business acquired by the Company for which financial statements and financial data is, or is required to be, included in the registration statement) in customary form and covering such matters as are customarily covered by such opinions and “cold comfort” letters in connection with an offering of the nature contemplated by the applicable registration statement;

(xiii) use its reasonable best efforts to, as promptly as reasonably practicable, provide to counsel to the Stockholder and to the managing underwriters, if any, and no later than the time of filing of any document which is to be incorporated by reference into the registration statement or prospectus (after the initial filing of such registration statement), copies of any such document;

(xiv) cause its officers to use their commercially reasonable efforts to support the marketing of the Registered Shares covered by the registration statement;

(xv) otherwise use its commercially reasonable efforts to comply with all applicable rules and regulations of the SEC and any applicable national securities exchange; and

(xvi) use its commercially reasonable efforts to comply with the requirements of Rule 144(c)(1) with respect to public information about the Company.

(b) In the event that the Company would be required, pursuant to Section 6.4(a)(vi)(E), to notify the Stockholder or the managing underwriter or underwriters, if any, of the happening of any event specified therein, the Company shall, subject to Section 6.1(c), as promptly as practicable, prepare and furnish to the Stockholder and to each such underwriter a reasonable number of copies of a prospectus supplemented or amended so that, as thereafter delivered to purchasers of Registrable Shares that have been registered pursuant to this Agreement, such prospectus shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Stockholder agrees that, upon receipt of any notice from the Company pursuant to Section 6.4(a)(vi)(E), it shall, and shall use its reasonable best efforts to cause any sales or placement agent or agents for the Registrable Shares and the underwriters, if any, to forthwith discontinue disposition of the Registrable Shares until such Person shall have received copies of such amended or supplemented prospectus and, if so directed by the Company, to destroy all copies, other than permanent file copies, then in its possession of the prospectus (prior to such amendment or supplement) covering such Registrable Shares as soon as practicable after the Stockholder’s receipt of such notice.

(c) The Stockholder shall furnish to the Company in writing such information regarding the Stockholder and its intended method of distribution of the Registrable Shares as the Company may from time to time reasonably request in writing in order for the Company to comply with its obligations under all applicable securities and other laws and to ensure that the prospectus relating to such Registrable Shares conforms to the applicable requirements of the Securities Act and the rules and regulations thereunder. If the Stockholder fails to provide the requested information within 15 Business Days of the receipt by the Stockholder of such request, the Company shall be entitled to refuse to register the Registrable Shares in the applicable registration statement. The Stockholder shall notify the Company as promptly as practicable of any inaccuracy or change in information previously furnished by the Stockholder to the Company or of the occurrence of any event, in either case as a result of which any prospectus relating to the Registrable Shares contains or would contain an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and promptly furnish to the Company any additional information required to correct and update any previously furnished information or required so that such prospectus shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(d) (i) If requested by the managing underwriter for an underwritten offering (primary or secondary) of any equity securities of the Company, the Stockholder agrees not to effect any Transfer of any Registrable Shares, including any sale pursuant to Rule 144 under the Securities Act, and not to effect any Transfer of any other equity security of the Company (in each case, other than as part of such underwritten public offering) during the ten days prior to, and during the 90-day period (or such longer period as the Stockholder agrees with the underwriter of such offering) beginning on, the consummation of any underwritten public offering covered by a registration statement referred to in Section 6.2 if the Stockholder is permitted to include Registrable Shares thereunder.

(ii) The Company hereby agrees that if it shall previously have received a request pursuant to Section 6.1 for registration of Registrable Shares in an underwritten offering, and if such previous registration shall not have been withdrawn or abandoned, the Company, if requested by the managing underwriter for such underwritten offering, shall not transfer to a third party or third parties any Common Stock, any other equity security of the Company or any security convertible into or exchangeable for any equity security of the Company until the earlier of (A) 90 days after the effective date of such registration statement and (B) such time as all of the Registrable Shares covered by such registration statement have been distributed; provided, however, that notwithstanding the foregoing, the Company may transfer Common Stock or such other securities (1) as part of such underwritten offering, (2) pursuant to a registration statement on Form S-8 or Form S-4 under the Securities Act or any successor or similar form, (3) as part of a transaction under Rule 145 of the Securities Act, (4) in one or more private transactions that would not interfere with the method of distribution contemplated by such registration statement, or (5) if such transfer was publicly announced or agreed to in writing by the Company prior to the date of the receipt of such request pursuant to Section 6.1.

(e) In the case of any underwritten offering of shares of Common Stock registered under a Demand Registration Statement filed pursuant to Section 6.1(a), or in the case of a registration under Section 6.2 if the Company has entered into an underwriting agreement in connection therewith, all shares of Common Stock to be included in such offering or registration, as the case may be, shall be subject to the applicable underwriting agreement and no Person may participate in such offering or registration unless such Person agrees to sell such Person’s securities on the basis provided therein and completes and executes all questionnaires, indemnities, underwriting agreements and other documents (other than powers of attorney) which must be executed in connection therewith, and provides such other information to the Company or the underwriter as may be reasonably requested to offer or register such Person’s Common Stock.

Section 6.5 Registration Expenses. The Stockholder shall bear all agent fees and commissions, underwriting discounts and commissions and fees and disbursements of its counsel and accountants in connection with any registration of any Registrable Shares pursuant to Section 6.1 or 6.2. The Company shall bear all other fees and expenses in connection with any registration statement pursuant to Section 6.1 or 6.2, including all registration and filing fees, all printing costs and all fees and expenses of counsel and accountants for the Company.

Section 6.6 Indemnification; Contribution. (a) The Company shall, and it hereby agrees to, indemnify and hold harmless the Stockholder and its controlling Persons, if any, and each underwriter and its controlling Persons, if any, in any offering or sale of the Registrable Shares, against any losses, claims, damages or liabilities, actions or proceedings (whether commenced or threatened) in respect thereof and expenses (including reasonable fees of counsel) (collectively, “Claims”) to which each such indemnified party may become subject, insofar as such Claims (including any amounts paid in settlement effected with the consent of the Company as provided herein), or actions or proceedings in respect thereof, arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any registration statement, or any preliminary or final prospectus contained therein, or any amendment or supplement thereto, or any document incorporated by reference therein, or arise out of or are based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, and the Company shall, and it hereby agrees to, reimburse periodically the Stockholder or any such underwriter for any legal or other out-of-pocket expenses reasonably incurred by them in connection with investigating or defending any such Claims; provided, however, that the Company shall not be liable to any such Person in any such case to the extent that any such Claims arise out of or are based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, or preliminary or final prospectus, or amendment or supplement thereto, in reliance upon information furnished to the Company by the Stockholder, any underwriter or any Representative of the Stockholder, expressly for use therein, or by the Stockholder’s failure to furnish the Company, upon request, with the information with respect to the Stockholder, or any underwriter or Representative of the Stockholder, or the Stockholder’s intended method of distribution, that is the subject of the untrue statement or omission.

(b) The Stockholder shall, and hereby agrees to, (i) indemnify and hold harmless the Company, its directors, officers, employees and controlling Persons, if any, and each underwriter, its partners, officers, directors, employees and controlling Persons, if any, in any offering or sale of Registrable Shares against any Claims to which each such indemnified party may become subject, insofar as such Claims (including any amounts paid in settlement as provided herein), or actions or proceedings in respect thereof, arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any registration statement, or any preliminary or final prospectus contained therein, or any amendment or supplement thereto, or any document incorporated by reference therein, or arise out of or are based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by the Stockholder expressly for use therein, and (ii) reimburse the Company for any legal or other out-of-pocket expenses reasonably incurred by the Company in connection with investigating or defending any such Claim.

(c) The Stockholder and the Company agree that if, for any reason, the indemnification provisions contemplated by Section 6.6(a) or 6.6(b) are unavailable to or are insufficient to hold harmless an indemnified party in respect of any Claims referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such Claims in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and the indemnified party, on the other hand, with respect to the applicable offering of securities. The relative fault of such indemnifying party and indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by such indemnifying party or by such indemnified party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. If, however, the allocation in the first sentence of this Section 6.6(c) is not permitted by applicable law, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative faults, but also the relative benefits of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations. The parties hereto agree that it would not be just and equitable if contributions pursuant to this Section 6.6(c) were to be determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to in the preceding sentences of this Section 6.6(c). The amount paid or payable by an indemnified party as a result of the Claims referred to above shall be deemed to include (subject to the limitations set forth in Section 6.7) any legal or other fees or expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action, proceeding or claim. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

Section 6.7 Indemnification Procedures.

(a) If an indemnified party shall desire to assert any claim for indemnification provided for under Section 6.6 in respect of, arising out of or involving a Claim against the indemnified party, such indemnified party shall notify the Company or the Stockholder, as the case may be (the “Indemnifying Party”), in writing of such Claim, the amount or the estimated amount of Damages sought thereunder to the extent then ascertainable (which estimate shall not be conclusive of the final amount of such Claim), any other remedy sought thereunder, any relevant time constraints relating thereto and, to the extent practicable, any other material details pertaining thereto (a “Claim Notice”) promptly after receipt by such indemnified party of written notice of the Claim; provided, however, that failure to provide a Claim Notice shall not affect the indemnification obligations provided hereunder except to the extent the Indemnifying Party shall have been materially prejudiced as a result of such failure. The indemnified party shall deliver to the Indemnifying Party, promptly after the indemnified party’s receipt thereof, copies of all notices and documents (including court papers) received by the indemnified party relating to the Claim; provided, however, that failure to provide any such copies shall not affect the indemnification obligations provided hereunder except to the extent the Indemnifying Party shall have been materially prejudiced as a result of such failure.

(b) If a Claim is made against an indemnified party, the Indemnifying Party will be entitled to participate in the defense thereof and, if it so chooses and acknowledges without reservation its obligation to indemnify the indemnified party therefore, to assume the defense thereof with separate counsel selected by the Indemnifying Party and reasonably satisfactory to the indemnified party. Should the Indemnifying Party so elect to assume the defense of a Claim, the Indemnifying Party will not be liable to the indemnified party for legal expenses subsequently incurred by the indemnified party in connection with the defense thereof, unless the Claim involves potential conflicts of interest or substantially different defenses for the indemnified party and the Indemnifying Party. If the Indemnifying Party assumes such defense, the indemnified party shall have the right to participate in defense thereof and to employ counsel, at its own expense (except as provided in the immediately preceding sentence), separate from the counsel employed by the Indemnifying Party. The Indemnifying Party shall be liable for the fees and expenses of counsel employed by the indemnified party for any period during which the Indemnifying Party has not assumed the defense thereof and as otherwise contemplated by the two immediately preceding sentences. If the Indemnifying Party chooses to defend any Claim, the other party shall cooperate in the defense or prosecution thereof. Such cooperation shall include the retention and (upon the Indemnifying Party’s request) the provision to the Indemnifying Party of records and information that are reasonably relevant to such Claim, and use reasonable efforts to make employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. Whether or not the Indemnifying Party shall have assumed the defense of a Claim, the indemnified party shall not admit any liability with respect to, or settle, compromise or discharge, such Claim without the Indemnifying Party’s prior written consent (which consent shall not be unreasonably withheld or delayed). The Indemnifying Party may pay, settle or compromise a Claim without the written consent of the indemnified party, so long as such settlement includes (i) an unconditional release of the indemnified party from all liability in respect of such Claim, (ii) does not subject the indemnified party to any injunctive relief or other equitable remedy, and (iii) does not include a statement or admission of fault, culpability or failure to act by or on behalf of any indemnified party.

ARTICLE VII

NON-COMPETITION

Section 7.1 Non-Competition. The Stockholder agrees that for the period commencing at the Closing and expiring on the later of (a) the second anniversary of the Closing and (b) the date that is one year after the first date on which the Stockholder ceases to Beneficially Own shares representing less than the applicable Ownership Threshold or ceases to have a right to designate a Stockholder Designee or successor thereto on the Board (a) (including because the Stockholder has unilaterally irrevocably relinquished its right to appoint such designee), neither it nor any of its Affiliates shall, either directly or indirectly, alone or with others, (i) engage in the Business, (ii) act as a reseller, agent or distributor in the United States for anyone engaged, directly or indirectly, alone or with others, in the Business, (iii) act as a mobile virtual network operator in the United States (each of (i), (ii) and (iii), a “Competing Business”), (iv) own an interest in (whether as a stockholder, member or partner, but in each case excluding any such interest not exceeding 5% of any class of security), or manage, operate, or control, or participate in or be connected with as a director, any Person engaged in a Competing Business (other than the Company and its Affiliates), or (v) manufacture, market or distribute, or allow the manufacturing, marketing or distributing of, any products or services under, or use in any way, the Business Marks in the United States in connection with the Business, other than by the Company and its Affiliates in accordance with the terms of the Acquisition Agreement (or any license agreements entered into pursuant to Section 4.21 or Section 4.22 of the Acquisition Agreement); provided that, notwithstanding the foregoing, for three years after the closing of the Acquisition, neither the Stockholder nor its Subsidiaries shall sell, market or provide products or services to customers in the United States under the name “T-Mobile”; provided, further, that the foregoing shall not prohibit (x) customers of the Stockholder and its Affiliates outside of the United States from receiving roaming services in the United States or (y) businesses of Seller or its Subsidiaries (other than the Company and its Subsidiaries) that are located outside of the United States and are, as of the date hereof, engaging in activities described in the definition of Business with customers in the United States, from continuing to engage in such activities, provided, that such products and services are not direct substitutes for wireless voice and data services. If the final judgment of a court of competent jurisdiction declares that any term or provision of this Section 7.1 is invalid or unenforceable, the parties hereto agree that the court making the determination of invalidity or unenforceability will have the power to and shall reduce the scope, duration, or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement will be enforceable as so modified after the expiration of the time within which the judgment may be appealed.

ARTICLE VIII

MISCELLANEOUS

Section 8.1 Termination. Except with respect to obligations set forth in Sections 3.2 and 7.1, which shall survive the termination of this Agreement, upon the consummation of a sale of all or substantially all of the Company’s assets or any tender or exchange offer, merger (other than a merger by the Company to effect a reorganization or recapitalization) or consolidation or any similar transaction in which each holder of Purchaser Shares (other than, if applicable, the Person proposing such transaction) disposes of all Common Stock Beneficially Owned by each such holder or that otherwise results in the acquisition of all (but not less than all) Purchaser Shares Beneficially Owned by each such holder, this Agreement shall terminate and be of no further force and effect. In addition, this Agreement shall terminate and be of no further force and effect if the Acquisition Agreement shall terminate prior to the Closing.

Section 8.2 Injunctive Relief. Each party hereto acknowledges that it would be impossible to determine the amount of damages that would result from any breach of any of the provisions of this Agreement and that the remedy at law for any breach, or threatened breach, of any of such provisions would likely be inadequate and, accordingly, agrees that the other party shall, in addition to any other rights or remedies which it may have, be entitled to such equitable and injunctive relief as may be available from any court of competent jurisdiction to compel specific performance of, or restrain any party from violating, any of such provisions. In connection with any action or proceeding for injunctive relief, each party hereto hereby waives the claim or defense that a remedy at law alone is adequate and agrees, to the maximum extent permitted by law, to have each provision of this Agreement specifically enforced against it, without the necessity of posting bond or other security against it, and consents to the entry of injunctive relief against it enjoining or restraining any breach or threatened breach of such provisions of this Agreement.

Section 8.3 Assignments. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, heirs, legal representatives and permitted assigns. Except as contemplated by Section 5.1(b)(ii), neither party may directly or indirectly assign any of its rights or delegate any of its obligations under this Agreement, by operation of law or otherwise, without the prior written consent of the other party; provided that the foregoing shall not prohibit any such assignment in connection with a change in control of the Stockholder. Any purported direct or indirect assignment in violation of this Section 8.3 shall be null and void ab initio.

Section 8.4 Amendments; Waiver. No amendment, modification or discharge of this Agreement, and no waiver hereunder, shall be valid or binding unless set forth in writing and duly executed by (i) the Company, where enforcement of the amendment, modification, discharge or waiver is sought against the Company or (ii) the Stockholder, where enforcement of the amendment, modification, discharge or waiver is sought against the Stockholder. Any such waiver shall constitute a waiver only with respect to the specific matter described in such writing and shall in no way impair the rights of the party granting such waiver in any other respect or at any other time. The waiver by the Company or the Stockholder of a breach of or a default under any of the provisions of this Agreement or to exercise any right or privilege hereunder, shall not be construed as a waiver of any other breach or default of a similar nature, or as a waiver of any of such provisions, rights or privileges hereunder. The rights and remedies herein provided are cumulative and none is exclusive of any other, or of any rights or remedies that any party may otherwise have at law or in equity.

Section 8.5 Notices. Any notice, request, instruction or other document to be given hereunder by any party to the others shall be in writing and shall be deemed given to a party when (a) delivered to the appropriate address by hand or by nationally recognized overnight courier service, (b) sent by facsimile with confirmation of transmission by the transmitting equipment, or (c) received or rejected by the addressee, if sent by certified mail, return receipt requested, in each case, to the following addresses or facsimile numbers and marked to the attention of the person (by name or title) designated below, or to such other persons or addresses as may be designated in writing by the party to receive such notice as provided below:

To the Company:

AT&T Inc.

One AT&T Plaza

208 S. Akard Street, Suite 3702

Telephone: (214) 757-3300

Fax: (214) 746-2103

Attention: D. Wayne Watts

With copies to:

Joseph B. Frumkin

Sullivan & Cromwell LLP

125 Broad Street

New York, New York 10004

Telephone: (212) 558-4101

Fax: (212) 558-3588

and:

Eric M. Krautheimer

Sullivan & Cromwell LLP

1888 Century Park East

Los Angeles, California 90067

Telephone: (310) 712-6678

Fax: (310) 712-8800

To the Stockholder:

Deutsche Telekom AG

Friedrich-Ebert-Alle 140

53113 Bonn, Germany

Fax: +49-228-181-74008

Attention: General Counsel

With a copy to:

Wachtell, Lipton, Rosen & Katz

51 West 52nd Street

New York, New York 10019

Fax: (212) 403-2000

Attention:     Adam O. Emmerich

  Steven A. Cohen

Section 8.6 Governing Law; Submission to Jurisdiction; Selection of Forum; Waiver of Trial by Jury. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO ANY CONFLICT-OF-LAWS RULE OR PRINCIPLE THEREOF. Each party hereto agrees that it shall bring any action or proceeding in respect of any claim arising out of or related to this Agreement or the transactions contained in or contemplated by this Agreement, exclusively in the United States District Court for the District of Delaware or the Chancery Court of the State of Delaware (the “Chosen Courts”) and, solely in connection with claims arising under this Agreement or the transactions that are the subject of this Agreement Agreements, (a) irrevocably submits to the exclusive jurisdiction of the Chosen Courts, (b) waives any objection to laying venue in any such action or proceeding in the Chosen Courts, (c) waives any objection that the Chosen Courts are an inconvenient forum or do not have jurisdiction over any party hereto, and (d) agrees that service of process upon such party in any such action or proceeding shall be effective if notice is given in accordance with Section 8.5. Each party hereto irrevocably designates C.T. Corporation as its agent and attorney-in-fact for the acceptance of service of process and making an appearance on its behalf in any such claim or proceeding and for the taking of all such acts as may be necessary or appropriate in order to confer jurisdiction over it before the Chosen Courts and each party hereto stipulates that such consent and appointment is irrevocable and coupled with an interest. Each party hereto irrevocably waives any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

Section 8.7 Interpretation. The table of contents and headings herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof. The parties hereto have participated jointly in the negotiation and drafting of this Agreement and, in the event that an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

Section 8.8 Entire Agreement; No Other Representations. Except for the Acquisition Agreement, this Agreement constitutes the entire agreement, and supersedes all prior agreements, understandings representations and warranties both written and oral, between the parties with respect to the subject matter hereof.

Section 8.9 No Third-Party Beneficiaries. Except as explicitly provided for in Sections 6.6 and 6.7, this Agreement is not intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

Section 8.10 Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any Person or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision; and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

Section 8.11 Counterparts. This Agreement may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement.

Section 8.12 Effectiveness. This Agreement shall become effective as of the Closing.

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed by their respective authorized officers as of the date first written above.

AT&T INC.

By:	/s/ Randall Stephenson
Name: Randall Stephenson
Title: Chairman of the Board, Chief Executive Officer and President

DEUTSCHE TELEKOM AG

By:	/s/ René Obermann
Name: René Obermann
Title: Chief Executive Officer

By:	/s/ Timotheus Höttges
Name: Timotheus Höttges
Title: Chief Financial Officer

[Signature Page to Stockholder’s Agreement]